FORM 10f-3
BLACKROCK FUNDS
Record of Securities Purchased Under the Trust's Rule 10f-3 Procedures

1. NAME OF PURCHASING PORTFOLIO:
BlackRock Core PLUS Total Return Portfolio

2. ISSUER:
Standard Pacific Corp. (rate-7.75%, due 3/15/13)

3. DATE OF PURCHASE:
3/04/03

4. UNDERWRITER FROM WHOM PURCHASED:
Citigroup Global Markets Inc.

5. NAME OF AFFILIATED UNDERWRITER (AS DEFINED IN THE
   TRUST'S PROCEDURES) MANAGING OR PARTICIPATING IN SYNDICATE:
PNC Capital Markets

6. AGGREGATE PRINCIPAL AMOUNT OF PURCHASE (OUT OF TOTAL OFFERING):
$35,000 (total offering:  $125 million)

7. AGGREGATE PRINCIPAL AMOUNT OF PURCHASE BY FUNDS ADVISED BY BLACKROCK (OUT OF TOTAL OFFERING):
$5.0 million

8. PURCHASE PRICE (NET OF FEES AND EXPENSES):
99.141
9. DATE OFFERING COMMENCED:
3/04/03

10. OFFERING PRICE AT END OF FIRST DAY ON WHICH ANY SALES WERE MADE:
98.9375

11. HAVE THE FOLLOWING CONDITIONS BEEN SATISFIED?

a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an Eligible Rule
144A Offering.   YES

b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. YES

c. The underwriting was a firm commitment underwriting.  YES

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. YES

e. In respect of any securities other than Eligible Municipal
Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors). YES

Approved: /s/ Michael Buchanan
  Date: 4-23-03



FORM 10f-3
BLACKROCK FUNDS
Record of Securities PurchasedUnder the Trust's Rule 10f-3 Procedures

1. NAME OF PURCHASING PORTFOLIO:
BlackRock High Yield Bond Portfolio

2. ISSUER:
Unisys Corp.  (rate-6.875%, due 3/15/10)

3. DATE OF PURCHASE:
3/12/03

4. UNDERWRITER FROM WHOM PURCHASED:
Citigroup Global Markets Inc.

5. NAME OF AFFILIATED UNDERWRITER (AS DEFINED IN THE
TRUST'S PROCEDURES) MANAGING OR PARTICIPATING IN SYNDICATE:
PNC Capital Markets

6. AGGREGATE PRINCIPAL AMOUNT OF PURCHASE (OUT OF TOTAL OFFERING):
$2.5 million (total offering:  $300 million)

7. AGGREGATE PRINCIPAL AMOUNT OF PURCHASE BY FUNDS ADVISED BY BLACKROCK (OUT OF TOTAL OFFERING):
$12.0 million

8. PURCHASE PRICE (NET OF FEES AND EXPENSES):
99.319

9. DATE OFFERING COMMENCED:
3/12/03

10. OFFERING PRICE AT END OF FIRST DAY ON WHICH ANY SALES WERE MADE:
99.555

11. HAVE THE FOLLOWING CONDITIONS BEEN SATISFIED?

a. The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering. YES

b. The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the Issuer) or, if a rights offering, the securities were purchased on or before the fourth
day preceding the day on which the rights offering terminated.   YES

c. The underwriting was a firm commitment underwriting.  YES

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period. YES

e. In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors). YES

Approved: /s/ Andrew Findling
  Date: 4-23-03